                                                 Filed Pursant to Rule 424(b)(3)
                                  Registration File Nos. 33-61223 and 333-65217


Pricing Supplement No. 1 dated October 21, 1998
(To Prospectus Supplement dated October 21, 1998 and Prospectus dated October 21, 1998)


                               CENTEX CORPORATION


                           Medium-Term Notes, Series A
                                Fixed Rate Notes

Principal Amount:                                                   $15,000,000

CUSIP No:                                                           15231E AA 6

Interest Rate:                                                            6.40%

Original Issue Date:                                           October 26, 1998

Stated Maturity:                                               October 25, 2002

Price to Public (Issue Price per                                        $100.00
$100 Principal Amount)

Agent's Discount or Commission:                                         $67,500

Net Proceeds to Centex:                                             $14,932,500

Interest Payment Dates:                                    March 1, September 1

         This Pricing Supplement relates to the original issuance and sale by Centex Corporation of the Medium-Term Notes, Series A, described herein through First Chicago Capital Markets, Inc. as agent.

         We may issue Medium-Term Notes, Series A, under Registration Statement Nos. 33-61223 and 333-65217 in a principal amount of up to $200,000,000 in gross proceeds and, to date, including this offering, an aggregate of $15,000,000 has been issued.